EX-99.B-77Q1

                                   IVY FUNDS, INC.

     SUB-ITEM 77Q1(a):   Amendments to Registrant's Charter:

     1.   Articles of Amendment

                                ARTICLES OF AMENDMENT
                                         TO
                              ARTICLES OF INCORPORATION
                                         OF
                                   IVY FUNDS, INC.

          Pursuant to Sections 2-105, 2-605 and 2-607 of the Maryland General Corporation Law, Ivy Funds, Inc. (the "Corporation"), a Maryland corporation, having its principal office in Baltimore, Maryland, hereby adopts the following Articles of Amendment to the Corporation's Articles of Incorporation, as previously supplemented and amended ("Articles of Incorporation"):

          FIRST: The Articles of Incorporation of the Corporation are hereby amended, effective March 31, 2005, by replacing the name Ivy Tax-Managed Equity Fund with Ivy Capital Appreciation Fund in every occurrence.

          SECOND: The amendment contained herein was approved by a majority of the Board of Directors of the Corporation and is limited to changes permitted by Section 2-605(a)(4) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.


          THIRD: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.

          IN WITNESS WHEREOF, the undersigned Vice President of the Corporation hereby executes these Articles of Amendment on behalf of the Corporation this 10th day of March, 2005.

                                        Ivy Funds, Inc.

                                        /s/Kristen A. Richards

                                        Kristen A. Richards, Vice President
          (Corporate Seal)


     Attest:  /s/Megan E. Bray

          Megan E. Bray, Assistant Secretary


          The undersigned, Vice President of Ivy Funds, Inc. who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                              By:  /s/Kristen A. Richards

                                   Kristen A. Richards, Vice President